UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 22, 2010

Oxford Industries, Inc.

(Exact name of registrant as specified in its charter)

Georgia	001-04365	58-0831862
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

222 Piedmont Avenue, N.E., Atlanta, GA	30308
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (404) 659-2424

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On November 22, 2010, Oxford Industries, Inc. (the “Company”) issued a press release announcing that the Company has entered into a purchase agreement (the “Purchase Agreement”), dated as of November 22, 2010, with LF USA Inc. (“LF”), a subsidiary of Li & Fung Limited, pursuant to which the Company will sell to LF substantially all of the assets (other than accounts receivable originated by the Company and assets and operations relating to its golf business and Lyons, Georgia distribution center) of the Company’s Oxford Apparel Group (the “Oxford Apparel Sale”).  The purchase price to be paid by LF is equal to $121,728,000, subject to adjustment based on net working capital on the closing date of the transaction.  LF has also agreed to purchase the Company’s goods in transit relating to the Company’s Oxford Apparel Group following the closing of the Oxford Apparel Sale.

In connection with the consummation of the Oxford Apparel Sale, the Company (or one of its subsidiaries) will, among other things, enter into (i) license agreements with LF to grant licenses (subject to the limitations set forth in the applicable license agreements) to LF to use the trade name “Oxford Apparel” perpetually in connection with its business, as well as to use certain other trademarks in connection with the manufacture, sale and distribution of men’s dress shirts for certain periods of time in the applicable territory, (ii) a services agreement with LF pursuant to which the Company or its subsidiaries will, following the closing of the Oxford Apparel Sale, provide certain transitional support services to LF in its operation of the transferred assets, and (iii) a limited non-competition agreement with LF pursuant to which the Company will agree (subject to the exceptions set forth in the non-competition agreement) not to engage in certain activities for a period of three years following the completion of the Oxford Apparel Sale.

The closing of the Oxford Apparel Sale is subject to customary closing conditions.  The Oxford Apparel Sale is expected to close by the end of calendar year 2010.

The foregoing summary of certain provisions of the Purchase Agreement is not intended to be complete and is qualified in its entirety by reference to the full text of the agreement.  The Purchase Agreement is filed as Exhibit 2.1 of this Current Report on Form 8-K and is incorporated herein by reference.  The Purchase Agreement has been included to provide investors and stockholders with information regarding its terms.  It is not intended to provide factual information about the Company.  The representations, warranties and covenants contained in the Purchase Agreement were made only for purposes of that agreement and as of specific dates, were solely for the benefit of the parties to the Purchase Agreement, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the contracting parties in connection with the execution of the Purchase Agreement.  The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the Purchase Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors.  Investors and security holders of the Company are not third-party beneficiaries under the Purchase Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or any of its subsidiaries or affiliates.   Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Item 2.02.  Results of Operations and Financial Condition.

Item 7.01.  Regulation FD Disclosure.

The press release announcing the Oxford Apparel Sale issued on November 22, 2010 is included as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.  The press release includes, among other things, certain information regarding the Company’s expected financial results for the third quarter of fiscal year 2010.  The press release is furnished with this Current Report on Form 8-K, except for the unaudited pro forma condensed consolidated financial statements included therein, which shall be deemed to be filed herewith.

Item 9.01.  Financial Statements and Exhibits.

(d)          Exhibits.

Exhibit No.	Description

2.1

Purchase Agreement, dated as of November 22, 2010, among LF USA Inc., Oxford Industries, Inc., Piedmont Apparel Corporation, Tommy Bahama International, Pte. Ltd. and Oxford Product (International) Limited

99.1	Press Release issued by Oxford Industries, Inc. on November 22, 2010

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OXFORD INDUSTRIES, INC.

Date: November 22, 2010	By	/s/ Thomas C. Chubb III
		Name:	Thomas C. Chubb III
		Title:	President

EXHIBIT INDEX

Exhibit No.	Description

2.1

Purchase Agreement, dated as of November 22, 2010, among LF USA Inc., Oxford Industries, Inc., Piedmont Apparel Corporation, Tommy Bahama International, Pte. Ltd. and Oxford Product (International) Limited

99.1	Press Release issued by Oxford Industries, Inc. on November 22, 2010